Exhibit 5.1

MUNGER, TOLLES & OLSON LLP

355 SOUTH GRAND AVENUE

35TH FLOOR

LOS ANGELES, CALIFORNIA 90017

(213) 683-9100

September 20, 2011

KB Home

10990 Wilshire Boulevard

Los Angeles, CA 90024

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for KB HOME, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed on September 20, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of an indeterminate amount of (a) its debt securities (“Debt Securities”), (b) shares of its Preferred Stock, par value $1.00 per share (the “Preferred Stock”), (c) shares of its Common Stock, par value $1.00 per share (the “Common Stock”), (d) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company or another issuer (the “Warrants”), which will be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent (the “Warrant Agent”), (e) depositary shares evidencing fractional interests in shares of the Company’s Preferred Stock (“Depositary Shares”), which will be issued pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into by the Company and a depositary (the “Depositary”), and (f) contracts to purchase shares of Common Stock (“Stock Purchase Contracts”) and units consisting of a Stock Purchase Contract and other securities which may secure the holders’ rights obligations to purchase the Common Stock underlying the Stock Purchase Contracts (“Stock Purchase Units”), which will be issued pursuant to a purchase contract agreement and, if applicable, a pledge agreement (together, the “Stock Purchase Contract Agreements”) to be entered into by the Company and a purchase contract agent (the “Purchase Contract Agent”).

We have also acted as counsel to KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; and KB HOME Orlando LLC, a Delaware limited liability company (collectively, the “Guarantors”), in connection with the

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September 20, 2011

registration on the Registration Statement of the sale by the Guarantors of their guarantees (the “Guarantees”) of the Debt Securities.

The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Guarantees are herein collectively referred to as the “Securities”. Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units may be convertible or exchangeable for Securities or other securities of the Company or another issuer. The Debt Securities and Guarantees will be issued under (i) the indenture, dated as of January 28, 2004, as amended on June 30, 2004, May 1, 2006, November 9, 2006 and August 17, 2007, between the Company, the Guarantors and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (the “Senior Indenture”), (ii) the form of Senior Subordinated Indenture, presently undated (the “Senior Subordinated Indenture”), filed as exhibit 4.12 to the Registration Statement, or (iii) the form of Subordinated Indenture, presently undated (the “Subordinated Indenture”), filed as exhibit 4.14 to the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to certain factual matters, we have relied, without independent verification, on the Company’s filings, including any exhibits thereto, with the Commission. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions relating thereto, as in effect as of this date.

Based upon foregoing, we are of the opinion that:

1. For Debt Securities and Guarantees issued pursuant to the Senior Indenture, upon the due authorization and establishment of the specific terms of a particular Debt Security and Guarantee in accordance with such Senior Indenture, and when such Debt Security and Guarantee have been duly authorized, executed, authenticated, issued and delivered in accordance with such Senior Indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Debt Security will constitute the valid and binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and each such Guarantee will constitute the valid and binding obligation of each Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

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September 20, 2011

2. For Debt Securities and Guarantees issued pursuant to the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, following the execution and delivery of the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, by the Company, the Guarantors and a duly appointed trustee, upon the due authorization and establishment of the specific terms of a particular Debt Security and Guarantee in accordance with the Senior Subordinated Indenture or the Subordinated Indenture, as applicable, and when such Debt Security and Guarantee have each been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Debt Security will constitute the valid and binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and each such Guarantee will constitute the valid and binding obligation of each Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

3. When the issuance of Common Stock has been duly authorized, the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any Debt Security or Preferred Stock that is exchangeable or convertible into Common Stock, (b) upon the exercise of any Warrant exercisable for Common Stock, or (c) upon settlement of any Stock Purchase Contract or Stock Purchase Units), will be validly issued, fully paid and nonassessable.

4. When the issuance of Preferred Stock has been duly authorized, the Certificate of Designations establishing the terms of such Preferred Stock has been duly approved and executed by the Company and duly filed with the Secretary of State of the State of Delaware, the certificates for such Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase sale, such Preferred Stock (including any Preferred Stock duly issued (a) upon the exchange or conversion of any Debt Security that is exchangeable or convertible into Preferred Stock, (b) upon the exercise of any Warrant exercisable for Preferred Stock, or (c) upon surrender of any Depositary Shares) will be validly issued, fully paid and nonassessable.

5. When the Company and a Warrant Agent execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly authorized and established in accordance with such Warrant Agreement, and such Warrant has been duly authorized, executed, countersigned, issued and delivered in accordance with such Warrant Agreement and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Warrant will constitute the valid and binding obligation of the Company, subject to bankruptcy,

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September 20, 2011

insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

6. When the Company and a Depositary execute and deliver a Deposit Agreement and the specific terms of particular Depositary Shares have been duly authorized and established in accordance with such Deposit Agreement, and such Depositary Shares have been duly authorized, executed, countersigned, issued and delivered in accordance with such Deposit Agreement and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Depositary Shares will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

7. When the Company and a Purchase Contract Agent execute and deliver the Stock Purchase Contract Agreements and the specific terms of particular Stock Purchase Contracts and, if applicable, Stock Purchase Units have been duly authorized and established in accordance with such Stock Purchase Contract Agreements, and such Stock Purchase Contracts and, if applicable, Stock Purchase Units have been duly authorized, executed, countersigned, issued and delivered in accordance with such Stock Purchase Contract Agreements and delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Stock Purchase Contracts and, if applicable, such Stock Purchase Units will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Security, (a) the Company shall have reserved for issuance a sufficient number of authorized shares of such Security to satisfy the maximum number of shares of such Security that may be issued pursuant to the issuance and sale of such Security, assuming the conversion, exercise or exchange of all Securities that may converted, exercised or exchanged for such Security, if any; (b) the Company’s Board of Directors and, in the case of Guarantees, each Guarantor’s Board of Directors, shall have each duly established the terms of such Security and duly authorized the issuance and sale of such Security, in each case in accordance with applicable law, and such authorization shall not have been modified or rescinded; (c) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (d) the Senior Indenture shall have been duly authorized, executed, authenticated and delivered by the applicable Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; (e) the Senior Subordinated Indenture and the Subordinated Indenture shall have each been duly authorized, executed, authenticated and delivered by the Company, the Guarantors and the applicable trustee in accordance with applicable law and shall have been qualified under the Trust Indenture Act of 1939, as amended; (f) the applicable Certificate of Designations, if any, shall have been duly approved and executed by the Company in accordance with applicable law and duly filed with the Secretary of State of the State of Delaware in accordance with Delaware law; (g) the applicable Warrant Agreement, if any, shall have been duly authorized, executed and delivered

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September 20, 2011

by the Company and the applicable Warrant Agent in accordance with applicable law; (h) the applicable Deposit Agreement, if any, shall have been duly authorized, executed and delivered by the Company and the applicable Depositary in accordance with applicable law; (i) the applicable Stock Purchase Contract Agreements shall each have been duly authorized, executed and delivered by the Company and the applicable Purchase Contract Agent in accordance with applicable law; (j) there will not have occurred any change in law affecting the validity or enforceability of such Security; and (k) in connection with the issuance and sale of Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Stock Purchase Units convertible into or exchangeable for securities of another issuer, such other issuer shall have taken any and all necessary and appropriate steps to enable the Company lawfully to deliver securities, and, if applicable, a prospectus related thereto, of such other issuer upon such conversion or exchange.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm name and the discussion of our opinion under the caption “Legal Matters” in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ MUNGER, TOLLES & OLSON LLP